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     As filed with the Securities and Exchange Commission on July 20, 1998

                                                      Registration No. 333-49793

                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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      POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT
                  ON FORM S-4 UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                         PREMIER NATIONAL BANCORP, INC.
                    (Formerly Hudson Chartered Bancorp, Inc.)
             (Exact name of registrant as specified in its charter)

           New York                                             14-1668718
-------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             P.O. Box 310, Route 55
                          LaGrangeville, New York 12540
           ------------------------------------------------------------
          (Address, including zip code, of principal executive offices)


             Progressive Bank, Inc. 1997 Employee Stock Option Plan Progressive Bank, Inc. 1993 Non-Qualified Stock Option Plan for Directors
     Progressive Bank, Inc. Amended and Restated Incentive Stock Option Plan
                Pawling Savings Bank Incentive Stock Option Plan
    -------------------------------------------------------------------------
                            (Full title of the plans)


                           T. Jefferson Cunningham III
                                    Chairman
                         Premier National Bancorp, Inc.
                             P.O. Box 310, Route 55
                          LaGrangeville, New York 12540
                                 (914) 471-1711
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                               Steven Kaplan, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998

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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3. Incorporation of Documents by Reference.

         The following documents filed by Premier National Bancorp, Inc. (formerly Hudson Chartered Bancorp, Inc.) (File No. 1-13213) ("Premier") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) Premier's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 on Form 10-K/A filed on April 9, 1998.

         (b) Premier's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c)  Premier's Current Report on Form 8-K dated as of April 30, 1998.

         (d)  Premier's Current Report on Form 8-K dated as of July 17, 1998.

         (e) The description of the common stock of Premier, par value $0.80 per share ("Premier Common Stock"), contained in a registration statement on Form 8-A dated July 24, 1997 (and any amendment or report filed for the purpose of updating such description).

         All documents filed by Premier after the date of this Post-Effective Amendment No. 1 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Premier Common Stock offered hereby has been sold or which deregisters such Premier Common Stock then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment No. 1 by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Post-Effective Amendment No. 1 shall be deemed to be modified of superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Post-Effective Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Post-Effective Amendment No. 1.

         Item 4. Description of Securities.

         Not applicable because the Premier Common Stock is registered under
Section 12 of the Exchange Act.

         Item 5. Interests of Named Experts and Counsel.

         The consolidated financial statements of Premier and its subsidiaries as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, included in Premier's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Premier Form 10-K"), incorporated herein by reference to the Premier Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference to the Premier Form 10-K. Such audited consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The audited consolidated financial statements of Progressive Bank, Inc. (File No. 0-15025) ("Progressive") and subsidiaries as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, included in Progressive's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference to Premier's Current Report on Form 8-K dated as of July 17, 1998 ("Premier's Form 8-K"), have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon, incorporated therein by reference and incorporated herein by reference to Premier's Form 8-K. Such financial statements are incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         Van DeWater & Van DeWater, LLP has delivered its legal opinion to the effect that the issuance and sale of the Premier Common Stock offered hereby was duly authorized by Premier and that such Premier Common Stock will be, when issued, validly issued, fully paid and nonassessable. Partners of Van DeWater & Van DeWater, LLP beneficially owned in the aggregate 8,915 shares of Premier Common Stock at July 20, 1998. Edward vK. Cunningham, Jr., a director of Premier, is Counsel to Van DeWater & Van DeWater, LLP.

         Item 6. Indemnification of Directors and Officers.

         Sections 721 and 722 of the New York Business Corporation Law ("NYBCL") provide for indemnification of directors and officers. Section 721 of the NYBCL provides that the statutory provisions under New York law are not exclusive of any other rights to which a director or officer seeking indemnification would be entitled, and do not affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled.

         Section 722 of the NYBCL provides that a corporation may indemnify a director or officer of the corporation who is made a party, or threatened to be made a party, in a civil or criminal proceeding arising out of activities undertaken at the request of the corporation

(including action on behalf of another corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding or any appeal, if the director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise, not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), there is no indemnification under New York law for threatened actions or a pending action otherwise settled or disposed of, and no indemnification of expenses is permitted, if the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that, despite such adjudication but in view of all the circumstances, such indemnification is nonetheless proper.

         Section 12 of Premier's Restated Certificate of Incorporation and
Article V of Premier's Bylaws provide that Premier shall indemnify its officers and directors to the fullest extent permitted by law. Premier has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by its directors and officers in connection with the performance of their duties. Premier also has entered into indemnification agreements with certain of its officers and directors.

         Item 7. Exemption from Registration Claimed.

         Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

         Item 8. Exhibits.

         The exhibits listed on the Exhibit Index on page II-7 hereof have been previously filed, are filed herewith or are incorporated herein by reference to other filings.

         Item 9. Undertakings.

         Premier hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

            Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Premier pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of Premier's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Premier pursuant to the foregoing provisions, or otherwise, Premier has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Premier of expenses incurred or paid by a director, officer or controlling person of Premier in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Premier will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrangeville, State of New York as of the date set forth below.

                                           PREMIER NATIONAL BANCORP, INC.



July 20, 1998                              By:  /s/ T. Jefferson Cunningham III
                                                -------------------------------
                                                T. Jefferson Cunningham III
                                                Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated as of the date set forth above:


Signature                                                   Title
---------                                                   -----
/s/ Elizabeth P. Allen *                                    Director

/s/ Thomas C. Aposporos *                                   Director

/s/ Robert M. Bowman *                                      Director

/s/ H. Todd Brinckerhoff *                                  Director

/s/ George M. Coulter *                                     Director

/s/ Edward vK. Cunningham, Jr. *                            Director

/s/ T. Jefferson Cunningham III                             Director and Chairman of the Board

/s/ Tyler Dann *                                            Director

/s/ Thomas C. DeBenedictus *                                Director

/s/ R. Abel Garraghan *                                     Director

/s/ Richard T. Hazzard *                                    Director



/s/ Peter Van Kleeck *                                      Director, President and Chief Executive Officer
                                                            (Principal Executive Officer)

/s/ Paul A. Maisch *                                        Treasurer and Chief Financial Officer
                                                            (Principal Financial and Accounting Officer)

/s/ Warren R. Marcus *                                      Director

/s/ Richard Novik *                                         Director

/s/ John J. Page *                                          Director

/s/ Lewis J. Ruge *                                         Director

/s/ Archibald A. Smith, III*                                Director

/s/ Roger W. Smith*                                         Director

/s/ David A. Swinden *                                      Director

/s/ John C. Van Wormer *                                    Director



      *  By:      /s/ T. Jefferson Cunningham III
                  -------------------------------
                  T. Jefferson Cunningham III
                  Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


Exhibit 4.1                Progressive Bank, Inc. 1997 Employee Stock Option
                           Plan, filed as Exhibit 99.1 to the Registration
                           Statement on Form S-8 (File No. 333-25931) of
                           Progressive filed with the Commission on April 25, 1997, and incorporated herein by reference.

Exhibit 4.2                Progressive Bank, Inc. 1993 Non-Qualified Stock
                           Option Plan for Directors, filed herewith.

Exhibit 4.3                Progressive Bank, Inc. Amended and Restated Incentive
                           Stock Option Plan, filed as Exhibit 4.2 to
                           Post-Effective Amendment No. 1 to the Registration
                           Statement on Form S-8 (File No. 33-10235) of
                           Progressive filed with the Commission on May 17, 1988, and incorporated herein by reference.

Exhibit 4.4 Pawling Savings Bank Incentive Stock Option Plan, filed as Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 33-10235) of Progressive filed with the Commission on November 17, 1986, and incorporated herein by reference.

Exhibit 5 Opinion of Van DeWater & Van DeWater, LLP, filed herewith.

Exhibit 23.1 Consent of Van DeWater & Van DeWater, LLP, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2               Consent of Deloitte & Touche LLP, filed herewith.

Exhibit 23.3               Consent of KPMG Peat Marwick LLP, filed herewith.

Exhibit 24.1 Powers of Attorney of certain directors and officers of Premier, previously filed as Exhibit 24 to the original Registration Statement on Form S-4 filed with the Commission on April 9, 1998.

Exhibit 24.2 Powers of Attorney of certain directors and officers of Premier, filed herewith.



                                      II-7